EXHIBIT 23.1






                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1997, which appears on page 43 of the 1996 Annual Report to Stockholders of International Business Machines Corporation, which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 8 of such Annual Report on Form 10-K.



                              /s/ PRICE WATERHOUSE LLP
                              PRICE WATERHOUSE LLP
New York, New York
December 9, 1997